EXHIBIT 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Scott Delaney, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Cadista Holdings Inc. for the fiscal year ended March 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition of Cadista Holdings Inc. as of the dates presented and results of operations of Cadista Holdings Inc. for the periods presented.

June 27, 2014	By:	/s/Scott Delaney
Scott Delaney
President and Chief Executive Officer

I, Kamal Mandan, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Cadista Holding Inc. for the fiscal year ended March 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition of Cadista Holdings Inc. as of the dates presented and results of operations of Cadista Holdings Inc. for the periods presented.

June 27, 2014	By:	/s/Kamal Mandan
Kamal Mandan
Chief Financial Officer